                                             EXHIBIT 10-8

                    WISCONSIN GAS COMPANY
         SUPPLEMENTAL RETIREMENT INCOME PROGRAM

1.    Purpose of the Program
The purpose of the Wisconsin Gas Company Supplemental Retirement Income Program (the "Program") is fivefold: (i) to reimburse each designated corporate officer of Wisconsin Gas Company (the "Company"), WICOR, Inc., and/or WICOR Energy Services Company (in the aggregate, the "Employer") for any reduction in his benefit payments under the Wisconsin Gas Company Pension Plan for Non-Union Employees (the "Pension Plan") which may be caused by the limitations imposed thereon by Internal Revenue Code Section 415 (the "415 Limit") or Internal Revenue Code Section 401(a)(17) (the "Compensation Limit") and/or by the exclusion from the definition of compensation under the Pension Plan of any earnings paid by Sta-Rite Industries, Inc. to its corporate officers, and any such earnings voluntarily deferred pursuant to a non-qualified deferred compensation arrangement (the "Sta-Rite Exclusion"), any amounts voluntarily deferred from Employer salary pursuant to a non-qualified deferred compensation arrangement (the "Deferred Compensation Exclusion") or any bonuses (provided that any bonus payments shall be pro-rated on a monthly basis over the calendar year for which the bonus payments are applicable) (the "Bonus Exclusion"); (ii) to reimburse a corporate officer of the Company for any reduction in his employer or employee contribution allocations under the Wisconsin Gas Company Employees' Savings Plan (the "Savings Plan") which may be caused by the 415 Limit, the Compensation Limit, and/or by the Deferred Compensation Exclusion; (iii) to provide retirement income for any designated corporate officer retiring on or after January 1, 1987 to replace the post-retirement life insurance benefit program which will not be available to anyone retiring after December 31, 1986; (iv) to provide incentive and reward to such officer through additional retirement income in recognition of his meritorious service and material contribution to the Employer's continued growth and development; and (v) to assist the Employer in retaining and attracting high caliber key executives upon whose efforts the future successful and profitable operation of its business is dependent.

2.    Effective Date
The Program was originally adopted effective as of January 1, 1983 as the replacement for the Wisconsin Gas Company Corporate Officer Post-Retirement Benefit Plan in effect prior to that date. This is an amendment and restatement of the Program and is effective January 1, 1997 for current and future participants. The terms of the Program in effect prior to January 1, 1997 shall apply to any former participants who retired or otherwise terminated employment prior to that date. Prior to January 1, 1997, the Program was known as the Wisconsin Gas Company Principal Officers' Supplemental Retirement Income Program.

3.    Participants in the Program
As of January 1, 1997, the Program covers Messrs. Wardeberg, Wenzler, Schrader, Donnelly, Nuernberg, Zeddun and Osborne. Any officer of the Employer may be added as a participant by action of the Compensation Committee of the Board of Directors of WICOR, Inc

4.    Savings Plan Benefits
The Company shall establish a Savings Plan Bookkeeping Reserve Account (the "Reserve Account") for each participant as follows:
  (a) As of each December 31 during the participant's employment with the Employer as an officer commencing December 31, 1983, an amount shall be credited to the Reserve Account equal to the difference between (i) four percent (4%) of the participant's aggregate compensation as defined in the Savings Plan and the amount by which such compensation is reduced by the Deferred Compensation
Exclusion and Compensation Limit for such calendar year; and (ii) the actual employer contribution to the Savings Plan allocable to the account of the participant for such calendar year, excluding any participant deposits thereunder and excluding the one percent
(1%) additional match commencing November 1, 1991 as a result of the ESOP provision. Notwithstanding the foregoing, in the event a participant fails to make deposits equal to four percent (4%) of his Compensation as defined in the Savings Plan during a calendar year and such failure was not caused by the 415 Limit or the discrimination test of Internal Revenue Code Section 401(k)(3) as estimated by the Company, the reference to four percent (4%) in
(i) above shall be reduced to the percentage of the participant's compensation as defined in the Savings Plan contributed by the participant to the Savings Plan for such year.
  (b) Pursuant to a salary reduction agreement, if any, executed by the Company and a participant in the form attached hereto as Exhibit A
(the "Salary Reduction Agreement"), an amount shall be credited by the Company to the Reserve Account for such participant equal to the amount, if any, by which the participant's salary is reduced by the Salary Reduction Agreement (the "Pre-Tax Employee
Contribution"). The credit to the Reserve Account for the Pre-Tax Employee Contribution shall be made as of the time specified in the Salary Reduction Agreement. The Pre-Tax Employee Contribution under the Salary Reduction Agreement is a non-qualified deferred compensation agreement for purposes of computing the Deferred
Compensation Exclusion under the Program.
  (c) The Salary Reduction Agreement may also provide that the participant will contribute an amount to the Company to be credited to the Reserve Account for such participant (the "Post-
Tax Employee Contribution"). The credit to the Reserve Account for the Post-Tax Employee Contribution shall be made as of the time specified in the Salary Reduction Agreement and may be made by payroll deduction or other method provided therein.
  (d) As of the last day of each month, commencing January 31, 1984, and prior to any distribution pursuant to subparagraphs (e) and (f) below, an additional amount shall be credited to the Reserve
Account as an interest equivalent on the balance credited to the Reserve Account as of the last day of the previous month. The interest rate earned will be that rate earned for such month by the "Stable Value Fund" under the Savings Plan

  (e) Payment of the amounts credited to the Reserve Account for each participant shall commence during the month of January immediately following the calendar year in which occurs the participant's termination of employment with the Employer and shall be made in a lump sum. A transfer of employment to Sta-Rite Industries, Inc.
or other affiliated entity shall not be treated as a termination of employment causing a required distribution hereunder.
  (f) In the event of a participant's death before benefits hereunder have been paid to him, any amount allocated to the Reserve Account shall be paid in a lump sum in the month following such death to such beneficiary or beneficiaries as the participant shall designate by written instrument delivered to the Secretary of the Company, or if no such written instrument is properly delivered or if such designated beneficiary predeceases the participant, to the executors, administrators, or personal representatives of the participant's estate.
  (g) The Reserve Account shall be utilized solely as a device for the measurement and determination of the amount to be paid to a participant at the times specified above for the payment of Savings Plan benefits. Neither the Reserve Account nor any other reserve established on the Company's books to reflect the liabilities under this Program shall constitute or be treated as a trust fund of any kind. On the contrary, it is expressly agreed and understood that the Company shall not be required to set aside any assets with respect hereto and that any assets actually held by the Company with reference to this Program shall be and remain the sole property of the Company, and that neither a participant nor a participant's beneficiaries, heirs, legal representatives or assigns shall have ownership rights of any nature with respect thereto, unless and until such time as such assets are paid over and transferred to the participant or the participant's beneficiaries, as herein provided.
  (h) The Program shall accept a transfer from the Sta-Rite Industries Officers' Supplemental Retirement Income Program ("Sta-Rite
Supplemental Plan") for Joseph P. Wenzler of the obligations and liabilities under Section 4 thereof with respect to a deferred savings plan account, which amount shall be treated as the opening balance of said individual's Reserve Account.

5.    Pension Plan Benefits
  (a) Eligibility. This paragraph applies to (i) Messrs. Wardeberg, Wenzler, Schrader and Donnelly and (ii) any other officer who was a named Program participant on January 1, 1997 in paragraph 3 who is a corporate officer immediately prior to his eligibility for normal or early retirement from the Employer under the terms of the Pension Plan

  (b) Definitions. For purposes of this paragraph, "Unrestricted Pension Benefit" means the amount which would have been payable from the Pension Plan if the (i) 415 Limit, (ii) Compensation
Limit, (iii) Sta-Rite Exclusion, (iv) Bonus Exclusion, and (v)
Deferred Compensation Exclusion did not apply, calculated as of the participant's date of retirement or pre-retirement death, as applicable, based on the applicable optional payment method, but subject to adjustment from time to time for applicable cost of living increases. "Restricted Benefit Amount" means the amount actually payable from the Pension Plan calculated as of the participant's date of retirement or pre-retirement death based on the applicable optional payment method, but subject to adjustment from time to time for applicable cost of living increases and for reductions in the 415 Limit.
  (c) Married Participants - Joint and Survivor Annuity. A participant who is lawfully married at his retirement date and elects to receive his benefits from the Pension Plan in any joint and survivor annuity form available thereunder with his spouse designated as the survivor annuitant, shall receive a monthly supplement for his lifetime. The supplement shall be equal to the difference between (i) the Unrestricted Pension Benefit payable on a life only annuity basis under the terms of the Pension Plan and
(ii) the Restricted Benefit Amount payable on a joint and fifty percent (50%) survivor annuity basis under the terms of the Pension Plan. If the participant predeceases his spouse, fifty percent (50%) of such difference shall then be paid monthly to his surviving spouse during her lifetime. If both the participant and his spouse die prior to the end of the ten (10) year period commencing on his retirement date, fifty percent (50%) of the aggregated monthly amount received by him under the Pension Plan and this subparagraph 5(a) shall be paid for the balance of such ten (10) year period to the beneficiary designated in writing by him for that purpose or, in the absence of such a designated beneficiary, to the estate of the last survivor of the participant and his spouse.
  (d) Unmarried Participants - Ten-Year Certain Annuity. A participant who is unmarried at his retirement date and elects to receive his benefits from the Pension Plan in the ten (10) year period certain annuity form available thereunder, shall receive a monthly supplement for his lifetime. The supplement shall be equal to the difference between (i) the Unrestricted Pension Benefit payable on a life only annuity basis under the terms of the Pension Plan and
(ii) the Restricted Benefit Amount payable in a ten (10) year period certain annuity form under the terms of the Pension Plan.
If the participant dies prior to the end of the ten (10) year period commencing on his retirement date, the supplement shall be paid for the balance of such ten (10) year period to the beneficiary designated in writing by him for the purpose or, in the absence of such a designated beneficiary, to the estate of the participant.

  (e) Lump Sum Pension Plan Distribution. A participant who elects to receive his benefits from the Pension Plan in a lump sum distribution at his retirement date shall receive a supplement hereunder based on the difference between (i) the Unrestricted
Pension Benefit, and (ii) the Restricted Benefit Amount, both calculated on a life only annuity basis. In the event the lump sum value of such difference payable on a monthly life only annuity basis calculated using the Pension Plan factors is less than $100,000, such amount shall be paid to the participant in a lump sum with no survivor benefits. In the event the lump sum value is $100,000 or more, the difference between (i) and (ii) above shall be paid monthly to the participant for his lifetime.
If the participant predeceases the spouse to whom he was married at his retirement date, if any, fifty percent (50%) of such monthly supplement shall be paid monthly to his surviving spouse during her lifetime. If both the participant and his spouse, if applicable, die prior to the end of the ten (10) year period commencing on his retirement date, fifty percent (50%) of such supplement to the participant shall be paid for the balance of such ten (10) year period to the beneficiary designated in writing by him for that purpose or, in the absence of such a designated beneficiary, to the estate of the last survivor of the participant and his spouse as of his retirement date, if any.

6.    Pension Plan Benefits-Other Participants
  (a) Eligibility. All Program participants who are not eligible for benefits under paragraph 5 shall be eligible under this paragraph if they are vested under the Pension Plan with five (5) years of vesting service.
  (b) Definitions. For purposes of this paragraph, "Unrestricted Pension Benefit" means the amount which would have been payable from the Pension Plan if the (i) Compensation Limit and (ii)
Deferred Compensation Exclusion did not apply, calculated as of the participant's date of retirement or pre-retirement death, as applicable, based on the applicable optional payment method, but subject to adjustment from time to time for applicable cost of living increases. Notwithstanding the foregoing, for any Program participant who is a corporate officer immediately prior to his eligibility for normal or early retirement from the Employer under the terms of the Pension Plan, the applicable limits shall also include the (i) 415 Limit, (ii) Sta-Rite Exclusion and (iii) Bonus Exclusion. "Restricted Benefit Amount" has the meaning provided in subparagraph 5(b).

  (c) Benefit. An eligible participant shall receive a monthly supplement equal to the difference between (i) the Unrestricted Pension Benefit and (ii) the Restricted Benefit Amount, both calculated according to the form of payment elected for his Pension Plan benefits. The supplement shall be paid for the participant's lifetime, and in the event the participant's death and payment election form cause a Pension Plan payment to a beneficiary, a portion of the supplement shall be paid to such beneficiary during the period of any related Pension Plan payment. The portion of the supplement to be paid shall equal the portion of the participant's Pension Plan benefit which is continued for such beneficiary.

7.    Pension Plan Benefits-Pre-Retirement Death
  (a) Eligibility. In the event of the pre-retirement death of a Program participant, the beneficiary or beneficiaries of any death benefits under the Pension Plan shall be eligible for death benefits under this paragraph.
  (b) Definitions. For purposes of this paragraph, "Unrestricted Pension Benefit" means the amount which would have been payable to the beneficiary from the Pension Plan if the applicable limits did not apply, calculated as of the participant's date of pre-retirement death, based on the applicable optional payment method, but subject to adjustment from time to time for applicable cost of living increases. The applicable limits for the beneficiaries shall be those applicable to the participant pursuant to paragraph 5(b) or 6(b). Notwithstanding the foregoing, for purposes of the supplemental benefit related to the 20% and 5% benefits under
Section 6.07 of the Pension Plan, the Bonus Exclusion shall not be an applicable limit.

8.   Supplemental Retirement Benefits
Supplemental retirement benefits shall be available to an eligible participant who is a corporate officer immediately prior to his normal or early retirement from the Employer under the terms of the Pension Plan. The eligible participants are Messrs. Schrader, Nuernberg, Osborne, and Zeddun. The monthly supplement is equal to $2,083.33 ($25,000 annually) and shall commence to the participant at the later of attainment of age sixty-five (65) or retirement. Payments shall be made as of the first day of the month commencing with the month following the qualifying event and shall continue for one hundred eighty (180) months. If the participant dies (i) after commencement of benefits but prior to the end of the fifteen (15) year period or (ii) after retirement but prior to attainment of age sixty-five (65), the supplement shall be paid for the balance of such period to the beneficiary designated in writing by him for that purpose or, in the absence of such a designated beneficiary, to the estate of the participant. Payments under (ii) above shall commence as of the month following the participant's death and shall continue for the fifteen (15) year period.

9.    Administration of the Program
The Program shall be administered by the Wisconsin Gas Company Employee Benefit Plan Committee (the "Committee"); provided that a participant in the Program who is a Committee member may not participate in any Committee action regarding his benefits hereunder. The Committee shall have all such powers that may be necessary to carry out the provisions of the Program in the absence of any action by the Board, including without limitation, the power to delegate administrative matters to other persons, to construe and interpret the Program, to adopt and revise rules, regulations and forms relating to and consistent with the Program's terms and to make any other determinations which it deems necessary or advisable for the implementation and administration of the Program; provided, however, that the right and power to amend and/or terminate the Program are reserved exclusively to the Board. Subject to the foregoing, all decisions and determinations by the Committee shall be final, binding and conclusive as to all parties, including without limitation the Company, any participant hereunder and all other employees and persons.

10.    Source of Benefit Payments
No funds or other assets of the Company shall be segregated and attributable to any benefit payments to be made at a later time as hereinabove provided, but rather benefit payments under the Program shall be made from the general assets of the Company at the time any such payment becomes due and payable. Benefit payments under the Program are to be taken as deductions for income tax purposes in the Company's fiscal year that they are actually made. At such time as any benefit payments are made, it shall be determined by the Company whether any portion thereof is allocable to WICOR, Inc., or other affiliates because of their recipient having also served as a corporate officer of any or all of those corporations; and, if such is the case, the Company shall obtain reimbursement from such entities, as appropriate, for such allocable portion. No participant or surviving spouse or beneficiary thereof shall have any proprietary rights of any nature whatsoever with respect to any benefit payments, unless and until such time a benefit payment, and then only as to the amount of such payment, is made to such participant or the surviving spouse or beneficiaries thereof, as the case may be.

11.    Non-Alienation of Payments
Any benefits payable under the Program shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, by will, or by inter vivos instrument. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit payment, whether currently or thereafter payable, shall not be recognized by the Committee or the Company. Any benefit payment due hereunder shall not in any manner be liable for or subject to the debts or liabilities of any participant or the surviving spouse or beneficiary thereof, as the case may be. If any such participant, surviving spouse or beneficiary shall attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any benefit payments to be made to that person under the Program or any part thereof, or if by reason of such person's bankruptcy or other event happening at any time, such payments would devolve upon anyone else or would not be enjoyed by such person, then the Committee, in its discretion, may terminate such person's interest in any such benefit payment, and hold or apply it to or for the benefit of that person, the spouse, children, or other dependents thereof, or any of them, in such manner as the Committee may deem proper.

12.    Incompetency
Every person receiving or claiming benefit payments under the Program shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming benefit payments under this Program shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator; provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefor.

13.    Limitation of Rights against the Employer
Participation in this Program, or any modifications thereof, or the payments of any benefits hereunder, shall not be construed as giving to any participant any right to be retained in the service of the Employer, limiting in any way the right of the Employer to terminate such participant's employment at any time, evidencing any agreement or understanding express or implied, that the Employer will employ such participant in any particular position or at any particular rate of compensation and/or guaranteeing such participant any right to receive any other form or amount of remuneration from the Employer.

14.    Construction
The Program shall be construed, administrated and governed in all respects under and by the laws of the State of Wisconsin. Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine for all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular paragraph.

15.    Liability
Neither the Company nor any shareholder, director, officer or other employee of the Company or any member of the Committee or any other person shall be jointly or severally liable for any act or failure to act hereunder, except for gross negligence or fraud

16.    Amendment or Termination of the Program
The Company, by action of the Board, reserves the right to amend, modify, terminate or discontinue the Program at any time; and such action shall be final, binding and conclusive as to all parties, including any participant hereunder, any surviving spouse or beneficiary thereof and all other Employer employees and persons; provided, however, that any such Board action to terminate or discontinue the Program or to change the monthly payment amount or the time and manner of payment thereof as then provided in the Program shall not be effective and operative unless and until written consent thereto is obtained from each participant affected by such action or, if any such participant is not then living, from the surviving spouse or beneficiary thereof, as the case may be.

17.    Successors or Assigns
The terms and conditions of the Program, as amended and in effect from time to time, shall be binding upon the successors and assigns of the Company, including without limitation any entity into which the Company may be merged or with which the Company may be consolidated.

                      WISCONSIN GAS COMPANY
            SUPPLEMENTAL RETIREMENT INCOME PROGRAM

                           Exhibit A
                   Salary Reduction Agreement


This Agreement is being made and entered into as of this ______ day of ______________, 19__, by and between Wisconsin Gas Company, a Wisconsin corporation (the "Company") and _____________________________ (the
"Participant").

1. Effective with respect to salary earned on and after _______________________ (a payroll period commencement date after the execution of this Agreement), the Company and the Participant agree to defer $_____________ per payroll period from the Participant's salary. Such deferred amount shall be credited to the Reserve Account as a Pre-Tax Employee Contribution as of the time the deferred amount would have been paid to the Employee but for this Agreement.

2. Effective on and after _______________________ (a payroll period commencement date after the execution of this Agreement), the Participant directs the Company to deduct from the Participant's salary $____________ per payroll period on an after-tax basis as a Post-Tax Employee Contribution. Such deducted amount shall be credited to the Reserve Account as of the time the deducted amount would have been paid to the participant but for this Agreement.

3. On _____________________, the Participant shall give to the Company in a lump sum $_______________ as a Post-Tax Employee Contribution. Such amount shall be credited to the Reserve Account as of the first day of the month following the date of receipt.
Any election under paragraphs 1 or 2 above may be changed on a prospective basis by action of either the Company or the Participant.

                                      WISCONSIN GAS COMPANY

                            By:


                                        Participant

Instructions
------------
This form is an optional election by corporate officers participating under the Program. Company-paid benefits are provided under the Program whether or not Pre-Tax Employee Contributions or Post-Tax Employee Contributions are elected. An officer can elect any combination of 1, 2 or 3 (or none of them), but the maximum amount of such contribution will be determined from time to time by the Company.

                                *    *    *    *

CERTIFICATION


The undersigned, as Administrator of the Wisconsin Gas Company
Supplemental Retirement Income Program, hereby certifies that the foregoing document is a true and accurate copy of the restatement of said Plan as amended effective January 1, 1997, by authorization of the Board of Directors of Wisconsin Gas Company.
Dated this ______ day of _____________________, 1998.

                        WISCONSIN GAS COMPANY EMPLOYEE
                        BENEFIT PLANS COMMITTEE